Exhibit 23.1	Consent of LaRoche Petroleum Consultants, Ltd.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in this registration statement on Form S-1 of Tengasco, Inc. to the references to our name as well as to the references to our third-party report for Tengasco, Inc. which appears in the December 31, 2015 annual report on Form 10-K and/or 10-K/A of Tengasco, Inc. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ Stephen W. Daniel
Stephen W. Daniel
Senior Partner

November 21, 2016
Dallas, Texas